NEWS For Immediate Release

Editorial Contacts:
Erin Jones	Carrie Reber
Quest Software	Aelita Software
949-754-8032	614-336-9223 X760
erin.jones@quest.com	creber@aelita.com

Investor Relations Contacts:
Wineesa Cole	Aggie Haslup
Quest Software	Aelita Software
949-754-8383	614-336-9223 X6300
Wineesa.cole@quest.com	ahaslup@aelita.com

QUEST SOFTWARE TO ACQUIRE AELITA SOFTWARE;

PLANS TO EXPAND PORTFOLIO IN MICROSOFT INFRASTRUCTURE MANAGEMENT

Two Microsoft Windows Experts Combine to Deliver Comprehensive Product Set for

Active Directory and Exchange Environments

IRVINE, Calif. and COLUMBUS, Ohio, January 28, 2004 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application and Microsoft infrastructure management solutions, and Aelita Software, a privately held software company, today announced a definitive agreement for Quest to acquire Aelita in a transaction valued at approximately $115 million. Aelita Software is a leader in systems management solutions that improve the productivity, system availability and security of Microsoft Active Directory and Microsoft Exchange environments. The acquisition is subject to customary closing conditions and regulatory approvals, including expiration of the applicable Hart-Scott-Rodino waiting period, and is expected to be completed as early as the end of Q1 2004. Quest expects the transaction to be neutral to fully diluted earnings per share within 12 months of closing.

With the proposed acquisition of Aelita, Quest will add breadth and depth to its Microsoft expertise and product portfolio. Together, Quest and Aelita plan to deliver a comprehensive set of product solutions that enable customers to manage today’s complex Microsoft infrastructures throughout their entire lifecycle. The combined product offering will deliver the robust solutions customers require to better administer, migrate, consolidate, recover and audit their Microsoft Active Directory and Exchange environments.

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“The Microsoft Windows infrastructure is truly the ‘front-line’ for today’s business,” said Vinny Smith, chairman and CEO, Quest Software. “Customers want products that simplify, automate and secure their Active Directory and Exchange environments as they become integrated within the fabric of their IT environment. Our planned acquisition of Aelita will enable us to leverage broad synergies in both technology and development resources to deliver the comprehensive solution set customers need to feel confident in the reliability and availability of their Microsoft systems.

“Aelita is an impressive organization with a staff of very talented Microsoft experts,” continued Smith. “Like Quest, they have a history of rapid, high-quality product development and an innovative technology vision that will make a significant contribution to our future as we build on our commitment to the Microsoft market. We are pleased to welcome them into the Quest Software family.”

Executive leadership teams from both companies have collaborated on a preliminary plan for the strategic integration of the two companies’ products and employees. Upon completion of the acquisition, Ratmir Timashev, Aelita Software’s current president and CEO, will lead the Quest Microsoft product business. A phased integration plan is being defined to merge the two companies’ Microsoft development, sales, marketing and services organizations to best serve Quest and Aelita customers. The two companies intend that Quest’s current Microsoft infrastructure management products and Aelita’s current products will continue to be developed, marketed, supported and sold as complementary products while technology roadmaps and product integration points are further defined.

“Aelita Software is thrilled to be joining Quest Software,” said Ratmir Timashev, president and CEO, Aelita Software. “The synergies, in terms of both technology and culture, make this combination a very logical move for both companies. Quest and Aelita share the common goal of helping customers solve complex problems for better Active Directory and Exchange management. Aelita’s expertise in key areas, including migration and backup and recovery, combined with Quest’s prowess in performance management, troubleshooting and Active Directory management will unite in a very natural way to deliver a comprehensive and powerful set of solutions for customers looking to improve the productivity, system availability and security of their Microsoft enterprises.”

Conference Call and Webcast

Quest Software will discuss details of the Aelita acquisition on its Q4 and 2003 earnings conference call for financial analysts, investors and the news media today, Wednesday, January 28, 2004 at 2:00 p.m. Pacific Time. Vinny Smith, chairman and CEO, Quest Software; Ratmir

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Quest Software to Acquire Aelita Software – Page 3

Timashev, president and CEO, Aelita Software; and Brinkley Morse, chief financial officer, Quest Software will host the call.

A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through January 28, 2005. An audio replay of the call will also be available through February 11, 2004 by dialing (888) 203-1112 (from the United States or Canada) or (719) 457-0820 (outside the United States and Canada), using confirmation code: 215203.

About Quest Software, Inc.

Quest Software, Inc., a leader in application and Microsoft infrastructure management, provides software for Application Confidence to 18,000 customers worldwide, including 75 percent of the Fortune 500. Quest products for database management, application performance management and Microsoft infrastructure management help customers develop, deploy, manage and maintain enterprise applications without expensive downtime or business interruption. Headquartered in Irvine, Calif., Quest Software can be found in offices around the globe and at www.quest.com.

About Aelita Software

Aelita Software provides systems management solutions to organizations that rely on Microsoft Windows technologies. Aelita’s proven expertise with Active Directory and Exchange helps customers improve productivity, system availability and security. IT professionals choose Aelita solutions to administer, migrate, recover and audit these critical systems. The company’s customers and partners include Bristol-Myers Squibb, HMS Host (formerly known as Host Marriott Services), Kmart Corporation, Pitney Bowes, Textron, Inc., Hewlett-Packard and Microsoft. Aelita is a global organization with headquarters in Columbus, Ohio. Contact Aelita at 800.263.0036 or visit www.aelita.com.

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: risks associated with acquisitions, including the challenges and costs of closing, integration and achieving anticipated synergies associated with the announced plans to acquire Aelita Software; the impact of further adverse changes in general economic conditions on our customers; further reductions or delays in information technology spending; variations in the size and timing of customer orders; competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new products; fluctuating currency exchange rates and other risks associated with international operations; and the need to attract and retain qualified employees. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

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